SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

          The following press release regarding the release of Second Quarter 2006 financial results was issued by the Company on October 11, 2006:

FOR IMMEDIATE RELEASE:

INVESTOR CONTACT:
Steven M. Goldschein
516 608-7000

SYSTEMAX DELAYS REPORTING OF SECOND QUARTER RESULTS

PORT WASHINGTON, NY, October 11, 2006 – Systemax Inc. (NYSE:SYX), a leading distributor and manufacturer of PC hardware, related computer products and industrial products in North America and Europe, announced today that although it is working diligently to complete the process necessary to report its second quarter results it has not yet completed this process. The Company will report its second quarter results as soon as this process is completed.

The Company had previously announced, in a press release dated August 29, 2006, that it anticipated reporting its second quarter results in approximately six weeks.

Systemax Inc. (wwwsystemax.com) utilizes an integrated system of branded e-commerce web sites, direct mail catalogs and relationship marketers to sell PC hardware, related computer products and industrial products in North America and Europe. Systemax is a Fortune 1000 company.

Forward-Looking Statements

This press release contains forward-looking statements about the Company's performance. These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company's management information systems, and (h) unanticipated legal and administrative proceedings. Please refer to the Forward Looking Statements section contained in Item 7 of the Company's Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: October 11, 2006